UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  January 15, 2009

CARDINAL FINANCIAL CORPORATION

(Exact name of registrant as specified in its charter)

Virginia (State or other jurisdiction of incorporation)	0-24557 (Commission File Number)	54-1874630 (I.R.S. Employer Identification No.)

8270 Greensboro Drive, Suite 500 McLean, Virginia (Address of principal executive offices)	22102 (Zip Code)

Registrant’s telephone number, including area code:  (703) 584-3400

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03                                             Amendments to Articles of Incorporation or By-Laws; Change in Fiscal Year.

On January 15, 2009, in anticipation of participating in the U.S. Treasury’s Capital Purchase Program, Cardinal Financial Corporation (the “Company”) amended its Articles of Incorporation, effective immediately, through an Articles of Amendment filed with the Commonwealth of Virginia State Corporation Commission. However, since the filing of the Articles of Amendment, the Company has declined to participate in the program.

The purpose of the Articles of Amendment was to fix the designations, preferences, limitations and relative rights of 41,238 shares of the Company’s Fixed Rate Cumulative Perpetual Preferred Stock, Series B, (the “Preferred Stock”) that would have been issued to the U.S. Department of the Treasury (the “Treasury”) if the Company had participated in the Capital Purchase Program established by the Treasury under the Emergency Economic Stabilization Act of 2008.

The Preferred Stock would rank senior to the Common Stock, par value $1.00 per share (the “Common Stock”) in the payment of dividends and upon distributions and amounts payable upon liquidation, dissolution or winding-up of the Company; it would have a liquidation preference of $1,000 per share. The Preferred Stock would pay cumulative dividends at a rate of 5% per annum for the first five years following the issuance of the Preferred Stock, and thereafter at a rate of 9% per annum. The Company would not be able to redeem the Preferred Stock during the first three years except with the proceeds from a Qualified Equity Offering. After three years, the Company would, at its option, be able to redeem the Preferred Stock at the liquidation amount plus accrued and unpaid dividends. The Preferred Stock generally would be non-voting, other than on certain matters that could adversely affect the Preferred Stock. If the dividends on the Preferred Stock have not been paid for an aggregate of six (6) quarterly dividend periods or more, whether or not consecutive, the Company’s authorized number of directors would be automatically increased by two (2) and the holders of the Preferred Stock would have the right to elect those directors at the Company’s next annual meeting or at a special meeting called for that purpose; these two directors would be elected annually and would serve until all accrued and unpaid dividends for all past dividend periods have been declared and paid in full.

The Articles of Amendment designating the Preferred Stock are attached hereto as Exhibit 3.1 and are incorporated herein by reference.

Item 8.01                                             Other Events.

On January 21, 2009, the Company issued a press release reporting its decision to decline the opportunity to participate in the U.S. Treasury Capital Purchase Program.  A copy of the press release is being furnished as an exhibit to this report and is incorporated by reference into this Item 8.01.

Item 9.01                                             Financial Statements and Exhibits.

(d)              Exhibits.

Exhibit No.	Description

3.1	Articles of Amendment to the Company’s Articles of Incorporation, designating the terms of the Fixed Rate Cumulative Perpetual Preferred Stock, Series B
99.1	Press Release dated January 21, 2009

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CARDINAL FINANCIAL CORPORATION
(Registrant)

Date: January 22, 2009	By:	/s/ Mark A. Wendel
Mark A. Wendel
Executive Vice President and
Chief Financial Officer

Exhibit Index

Exhibit No.	Description

3.1	Articles of Amendment to the Company’s Articles of Incorporation, designating the terms of the Fixed Rate Cumulative Perpetual Preferred Stock, Series B
99.1	Press Release dated January 21, 2009